SUPPLEMENTAL FINANCIAL INFORMATION FOR Q1 2020

June 17, 2020

BRT APARTMENTS CORP.
60 Cutter Mill Rd., Great Neck, NY 11021

FORWARD LOOKING STATEMENTS

The information set forth herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may", "will", "believe", "expect", "intend", "anticipate”, “estimate", "project", or similar expressions or variations thereof. Forward-looking statements involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could materially affect actual results, performance or achievements. Investors are cautioned not to place undue reliance on any forward-looking statements and are urged to read the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K filed on May 15, 2020 and in reports filed with the SEC thereafter, including our Quarterly Report on Form 10-Q for the period ended March 31, 2020, that we anticipate will be filed contemporaneously with the furnishing of this document.

The Company undertakes no obligation to update or revise the information herein, whether as a result of new information, future events or circumstances, or otherwise.

Units under rehabilitation for which we have received or accrued rental income from business interruption insurance, while not physically occupied, are treated as leased (i.e., occupied) at rental rates in effect at the time of the casualty.

BRT Apartments Corp. (NYSE: BRT)
Financial Highlights

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	As at March 31,
	2020		2019
Market capitalization (thousands)	$176,054		$220,692
Shares outstanding (thousands)	17,176		15,900
Closing share price	$10.25		$13.88
Quarterly dividend declared per share	$0.22		$0.20

Multi-family properties owned	39		36
Units	11,042	(1)	10,311	(1)
Average occupancy (2)	93.3%		91.1%
Average monthly rental revenue per occupied unit (2)	$1,013		$956

	Quarter ended March 31,
Per share data	2020 (Unaudited)		2019 (Unaudited)
Earnings per share (basic)	$(0.29)		$(0.27)
Earnings per share (diluted)	$(0.29)		$(0.27)
FFO per share of common stock (diluted) (3)	0.19		0.19
AFFO per share of common stock (diluted) (3)	$0.23		$0.23

(1) For 2020, includes 1,880 consolidated units and 9,162 unconsolidated units. For 2019. includes 1,688 consolidated units and 8,623 unconsolidated units. Unconsolidated for 2020 and 2019 includes 741 units in lease-up.
(2) For the period presented, average reflects stabilized properties and includes consolidated and unconsolidated assets.
See definition of stabilized properties on page 13.
(3) See the reconciliation of Funds From Operations, or FFO, and Adjusted Funds From Operations, or AFFO, to net income, as calculated in accordance with GAAP, on page 3, and the definitions of such terms at page 13.

BRT Apartments Corp. (NYSE: BRT)
Operating Results
( dollars in thousands except per share data)

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	Three Months Ended March 31,
	2020	2019
Revenues:
Rental revenue	$6,745	$6,886
Other income	179	244
Total revenues	6,924	7,130
Expenses:

Real estate operating expenses	3,058	3,176
Interest expense	1,860	1,946
General and administrative (1)	3,367	2,544
Depreciation	1,561	1,547
Total expenses	9,846	9,213
Total revenues less total expenses	(2,922)	(2,083)
Equity in loss of unconsolidated joint ventures	(1,815)	(2,068)
Loss from continuing operations	(4,737)	(4,151)
Provision for taxes	62	62
Net loss from continuing operations, net of taxes	(4,799)	(4,213)
Net loss to non-controlling interests	(32)	(34)
Net loss attributable to common stockholders	$(4,831)	$(4,247)

Weighted average number of shares of common stock outstanding:
Basic	16,932,252	15,886,493
Diluted	16,932,252	15,886,493

Per share amounts attributable to common stockholders:
Basic	$(0.29)	$(0.27)
Diluted	$(0.29)	$(0.27)

(1) General and Administrative for the quarter ended 3/31/2020 includes $523 of professional fees relating to restatement.

BRT Apartments Corp. (NYSE: BRT)
Funds from Operations
(dollars in thousands except per share data)

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	Three Months Ended March 31,
	2020	2019
GAAP Net loss attributable to common stockholders	$(4,831)	$(4,247)
Add: depreciation of properties	1,561	1,547
Add: our share of depreciation in unconsolidated joint ventures	6,572	5,785
Adjustments for non-controlling interests	(4)	(23)
NAREIT Funds from operations attributable to common stockholders	3,298	3,062

Adjustments for: straight-line rent accruals	(10)	(10)
Add: amortization of restricted stock and restricted stock units	438	365
Add: amortization of deferred mortgage costs	80	73
Add: our share of deferred mortgage costs from unconsolidated joint venture properties	160	227
Adjustments for non-controlling interests	2	1
Adjusted funds from operations attributable to common stockholders	$3,968	$3,718

	Three Months Ended March 31,
	2020	2019
GAAP Net loss attributable to common stockholders	$(0.29)	$(0.27)
Add: depreciation of properties	0.09	0.10
Add: our share of depreciation in unconsolidated joint ventures	0.39	0.36
NAREIT Funds from operations per diluted common share	0.19	0.19

Add: amortization of restricted stock and restricted stock units	0.03	0.02
Add: our share of deferred mortgage costs from unconsolidated joint venture properties	0.01	0.02
Adjustments for non-controlling interests	—	—
Adjusted funds from operations per diluted common share	$0.23	$0.23

BRT Apartments Corp. (NYSE: BRT)
Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

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	March 31, 2020 (unaudited)	December 31, 2019 (audited)
ASSETS
Real estate properties, net	$168,451	$169,689
Investments in unconsolidated joint ventures	185,946	177,071
Real estate loan	4,000	4,150
Cash and cash equivalents	18,707	22,699
Restricted cash	10,243	9,719
Other assets	7,613	7,282
Total Assets	$394,960	$390,610

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net of deferred costs	$132,524	$133,215
Junior subordinated notes, net of deferred costs	37,068	37,063
Accounts payable and accrued liabilities	22,642	20,772
Total Liabilities	192,234	191,050

Commitments and contingencies
Equity:
BRT Apartments Corp. stockholders' equity:
Preferred shares $.01 par value 2,000 shares authorized, none issued	—	—
Common stock, $.01 par value, 300,000 shares authorized;
16,432 and 15,638 shares outstanding	164	156
Additional paid-in capital	244,222	232,331
Accumulated other comprehensive loss	(30)	(10)
Accumulated deficit	(41,477)	(32,824)
Total BRT Apartments Corp. stockholders’ equity	202,879	199,653
Non-controlling interests	(153)	(93)
Total Equity	202,726	199,560
Total Liabilities and Equity	$394,960	$390,610

BRT Apartments Corp. (NYSE: BRT)
Portfolio Data by State
Quarter ended March 31, 2020
(dollars in thousands, except monthly rent amounts)

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Consolidated
	Units	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Average Occupancy (2)	Average Rent per Occ. Unit (2)
Texas	464	$1,338	$792	$546	15%	89.8%	$938
Georgia	448	1,555	584	971	26%	96.2%	1,076
Florida	276	949	405	544	15%	93.2%	1,100
Ohio	264	756	348	408	11%	94.9%	926
Virginia	220	966	355	611	17%	93.5%	1,392
South Carolina	208	801	438	363	10%	92.7%	1,170
Other (3)	—	380	136	244	7%	—	—
Current Portfolio Totals	1,880	$6,745	$3,058	$3,687	100.0%	93.3%	$1,073

Unconsolidated (Pro-Rata Share) (1)
	Units	Revenues	Property Operating Expenses	NOI (1)	% of NOI Contribution	Average Occupancy (2)	Average Rent per Occ. Unit (2)
Texas	2,561	$5,236	$2,720	$2,516	24%	91.9%	$1,117
South Carolina	1,183	2,168	1,112	1,056	10%	89.4%	1,114
Georgia	1,097	2,340	1,135	1,205	12%	91.3%	1,107
Florida	972	2,114	1,034	1,080	10%	94.7%	1,057
Alabama	940	2,262	984	1,278	12%	96.5%	906
Mississippi	776	1,418	507	911	9%	95.5%	979
Tennessee	702	1,597	650	947	9%	97.6%	1,194
North Carolina	576	1,063	419	644	6%	94.4%	1,297
Missouri	355	1,318	590	728	7%	96.7%	1,468
Other (3)	—	(25)	21	(46)	0%	—	—
Current Portfolio Totals	9,162	$19,491	$9,172	$10,319	100%	93.3%	$999

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(1) See the reconciliation of NOI to net income, as calculated in accordance with GAAP, on page 12 and the definition of NOI and pro-rata share on page 13.
(2) Excludes properties that were sold or not stabilized for the full period presented.
(3) Other includes properties sold during the periods presented and legacy assets.

BRT Apartments Corp. (NYSE: BRT)
Consolidated Same Store Comparisons
Quarters ended March 31, 2020 and 2019
(dollars in thousands, except monthly rent amounts)
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		Revenues			Property Operating Expenses			NOI
	Units	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Georgia (1)	448	$1,555	$1,405	10.7%	$584	$633	(7.7)%	$971	$772	25.8%
Florida	276	949	939	1.1%	405	372	8.9%	544	567	(4.1)%
Texas (2)	272	698	683	2.2%	468	367	27.5%	230	316	(27.2)%
Ohio	264	756	713	6.0%	348	304	14.5%	408	409	(0.2)%
Virginia	220	966	942	2.5%	355	322	10.2%	611	620	(1.5)%
South Carolina	208	801	795	0.8%	438	407	7.6%	363	388	(6.4)%
Totals	1,688	$5,725	$5,477	4.5%	$2,598	$2,405	8.0%	$3,127	$3,072	1.8%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2020	2019	% Change	2020	2019	% Change
Georgia		96.2%	93.5%	2.9%	$1,076	$996	8.0%
Florida		93.2%	98.2%	(5.1)%	1,100	1,025	7.3%
Texas		88.9%	90.1%	(1.3)%	837	805	4.0%
Ohio		94.9%	94.7%	0.2%	926	877	5.6%
Virginia		93.5%	94.7%	(1.3)%	1,392	1,365	2.0%
South Carolina		92.7%	94.3%	(1.7)%	1,170	1,141	2.5%
Totals		93.6%	94.2%	(0.6)%	$1,072	$1,019	5.2%
_______________________________
See definition of Same Store on page 13
(1) Increase in revenues due to change in rents and occupancy
(2) Expenses for 2020 are represented for a stabilized quarter. For the quarter ended March 31, 2019, the expenses were unusually low due to a lag in timing of payments as a result of a change in management companies.

BRT Apartments Corp. (NYSE: BRT)
Unconsolidated Same Store Comparisons
Quarters ended March 31, 2020 and 2019
BRT Pro-rata Share
(dollars in thousands, except monthly rent amounts)
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		Revenues			Property Operating Expenses			NOI
	Units	2020	2019	% Change	2020	2019	% Change	2020	2019	% Change
Texas	2,561	$5,235	$5,104	2.6%	$2,705	$2,606	3.8%	$2,530	$2,498	1.3%
Georgia	1,097	2,340	2,224	5.2%	1,135	1,045	8.6%	1,205	1,179	2.2%
Florida	972	2,114	1,951	8.4%	1,034	919	12.5%	1,080	1,032	4.7%
South Carolina (1)	844	1,627	1,717	(5.2)%	866	865	0.1%	761	852	(10.7)%
Mississippi	776	1,418	1,358	4.4%	507	501	1.2%	911	857	6.3%
Alabama (2)	412	952	870	9.4%	422	390	8.2%	530	480	10.4%
Missouri	355	1,318	1,219	8.1%	590	579	1.9%	728	640	13.8%
Tennessee	300	889	853	4.2%	298	305	(2.3)%	591	548	7.8%
Totals	7,317	$15,893	$15,296	3.9%	$7,557	$7,210	4.8%	$8,336	$8,086	3.1%

		Weighted Average Occupancy			Weighted Average Monthly Rent per Occupied Unit
		2020	2019	% Change	2020	2019	% Change
Texas		91.9%	92.8%	(1.0)%	$1,117	$1,088	2.7%
Georgia		92.8%	91.1%	1.9%	1,090	1,039	4.9%
Florida		94.7%	93.6%	1.2%	1,057	1,015	4.1%
South Carolina		90.1%	91.3%	(1.3)%	1,114	1,122	(0.7)%
Mississippi		95.5%	96.6%	(1.1)%	979	936	4.6%
Alabama		96.5%	96.0%	0.5%	847	790	7.2%
Missouri		96.7%	93.6%	3.3%	1,468	1,428	2.8%
Tennessee		97.6%	98.2%	(0.6)%	1,194	1,134	5.3%
Totals		93.3%	93.3%	0.0%	$1,095	$1,060	3.3%
________________________________
See definition of Same Store on page 13
(1) South Carolina NOI variance of (10.7%) is due to a revenue decline at one property where approximately 14 corporate tenants moved out.
(2) Alabama NOI variance is due to an increase in payroll, insurance, and repairs and maintenance at 2 properties.

BRT Apartments Corp. (NYSE: BRT)
Portfolio Data Combined
Quarter ended March 31,
(dollars in thousands, except monthly rent amounts)
________________________________________________________________________________________

Portfolio	2020
	Revenues	Property Operating Expenses	NOI (1)
Consolidated	$6,745	$3,058	$3,687
Unconsolidated	19,491	9,172	10,319
Total	$26,236	$12,230	$14,006

Same Store
	2020			2019			Variance
	Revenues	Property Operating Expenses	NOI (1)	Revenues	Property Operating Expenses	NOI (1)	Revenues	Property Operating Expenses	NOI (1)
Consolidated	$5,725	$2,598	$3,127	$5,477	$2,405	$3,072	4.5%	8.0%	1.8%
Unconsolidated	15,893	7,557	8,336	15,296	7,210	8,086	3.9%	4.8%	3.1%
Total	$21,618	$10,155	$11,463	$20,773	$9,615	$11,158	4.1%	5.6%	2.7%

BRT Apartments Corp. (NYSE: BRT)
Acquisitions and Dispositions
(dollars in thousands)

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Acquisitions for quarter ended March 31, 2020
Location	Purchase Date	Units	Purchase Price	Acquisition Mortgage Debt	Initial BRT Equity	Ownership Percentage	Capitalized Acquisition Costs
Wilmington, NC (1)	2/20/2020	264	$38,000	$23,200	$13,700	80%	$459

(1) Unconsolidated property

BRT Apartments Corp. (NYSE: BRT)
Value-Add Program and Capital Expenditures
Quarter ended March 31, 2020

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Value-Add Program
(Includes consolidated and unconsolidated amounts)
Units Rehabilitated (1)	Estimated Rehab Costs (2)	Estimated Rehab Costs Per unit	Estimated Average Monthly Rent Increase (3)	Estimated Annualized ROI (3)	Estimated units available to be renovated (24 months)
91	$501,000	$5,505	$85	19%	800

(1) Refers to rehabilitated units with respect to which a new lease or renewal lease was entered into during the period.
(2) Reflects rehab costs incurred during the current and prior periods with respect to units completed, in which a new lease or renewal lease was entered into during the current period.
(3) These results are not necessarily indicative of the results that would be generated if such improvements were made across our portfolio of properties or at any particular property. Rents at a property may increase for reasons wholly unrelated to property improvements, such as changes in demand for rental units in a particular market or sub-market.

Capital Expenditures
(Includes consolidated and unconsolidated amounts)
	Gross Capital Expenditures	Less: JV Partner Share	BRT Share of Capital Expenditures (4)
Estimated Recurring Capital Expenditures (1)	$236,000	$111,098	$124,902
Estimated Non-Recurring Capital Expenditures (2)	2,104,000	1,436,314	667,686
Total Capital Expenditures	$2,340,000	$1,547,412	$792,588

Replacements (operating expense) (3)	$640,912	$182,585	$458,327

Estimated Recurring Capital Expenditures and Replacements per unit (10,301 units)	$85	$28	$57

(1) Recurring capital expenditures represent our estimate of expenditures incurred at the property to maintain the property's existing operations - it excludes revenue enhancing projects.
(2) Non-recurring capital expenditures represent our estimate of significant improvements to the common areas, property exteriors, or interior units of the property, and revenue enhancing upgrades.
(3) Replacements are expensed as incurred at the property.
(4) Based on BRT's equity interest.

BRT Apartments Corp. (NYSE: BRT)
Debt Analysis
As of March 31, 2020
(dollars in thousands)
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Consolidated
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity		Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2020	$2,285	$2,285	$—		—	—
2021	17,274	3,272	14,002		12%	4.29%
2022	62,543	1,924	60,619		54%	4.36%
2023	1,270	1,270	—		—	—
2024	1,316	1,316	—		—	—
Thereafter	48,594	10,055	38,539		34%	4.03%
Total	$133,282	$20,122	$113,160		100%

Unconsolidated (BRT pro rata Share)
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity		Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2020	$1,791	$1,791	$—		—	—
2021	22,447	3,409	19,038		4%	3.47%
2022	47,897	4,438	43,459		10%	3.86%
2023	29,610	5,025	24,585		5%	4.12%
2024	5,805	5,805	—		—	—
Thereafter	421,331	52,057	369,274		81%	4.18%
Total	$528,881	$72,525	$456,356		100%

Combined
Year	Total Principal Payments	Scheduled Amortization	Principal Payments Due at Maturity		Percent of Total Principal Payments Due At Maturity	Weighted Average Interest Rate (1)
2020	$4,076	$4,076	$—		—	—
2021	39,721	6,681	33,040		6%	3.68%
2022	110,440	6,362	104,078		18%	4.06%
2023	30,880	6,295	24,585		4%	4.05%
2024	7,121	7,121	—		—	—
Thereafter	469,925	62,112	407,813		72%	4.15%
Total	$662,163	$92,647	$569,516		100%
Weighted Average Remaining Term to Maturity (2)			7.5 years
Weighted Average Interest Rate (2)			4.07%
Debt Service Coverage Ratio for the quarter ended March 31, 2020			1.40	(3)

(1) Based on balloon payments at maturity.
(2) Includes consolidated and unconsolidated amounts.
(3) See definition on page 13. Includes consolidated and 100% of the unconsolidated amounts.

Junior Subordinated Notes
Principal Balance	$37,400
Interest Rate	3 month LIBOR + 2.00% (i.e, 3.77% and 2.76% at 3/31/2020 and 6/30/20 respectively)
Maturity	April 30, 2036

Credit Facility (as of June 17, 2020)
Maximum Amount Available	Up to $10,000
Amount Outstanding as of June 17, 2020	$5,000
Interest Rate	Prime + 0.50% (floor of 5.00%)

BRT Apartments Corp. (NYSE: BRT)
NON-GAAP FINANCIAL MEASURES AND DEFINITIONS
(dollars in thousands)
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We compute NOI by adjusting net income (loss) to (a) add back (1) depreciation expense, (2) general and administrative expenses, (3) interest expense, (4) loss on extinguishment of debt, (5) equity in loss of unconsolidated joint ventures, (6) provision for taxes, (7) the impact of non-controlling interests, and (b) deduct (1) other income, (2) gain on sale of real estate, and (3) gain on insurance recoveries related to casualty loss. We define "Same Store NOI" as NOI for all our consolidated properties that were owned for the entirety of the periods being presented, other than properties in lease up and developments. Other REIT’s may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REIT’s. We believe NOI provides an operating perspective not immediately apparent from GAAP operating income or net (loss) income. NOI is one of the measures we use to evaluate our performance because it (i) measures the core operations of property performance by excluding corporate level expenses and other items unrelated to property operating performance and (ii) captures trends in rental housing and property operating expenses. We view Same Store NOI as an important measure of operating performance because it allows a comparison of operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods. However, NOI should only be used as an alternative measure of our financial performance.

The following tables provides a reconciliation of NOI to net income attributable to common stock-holders as computed in accordance with GAAP for the periods presented for the consolidated properties:

Consolidated	Three Months Ended March 31,
	2020	2019
GAAP Net loss attributable to common stockholders	(4,831)	$(4,247)
Less: Other Income	(179)	(244)
Add: Interest expense	1,860	1,946
General and administrative	3,367	2,544
Depreciation	1,561	1,547
Provision for taxes	62	62
Less: Gain on sale of real estate	—	—
Add: Loss on extinguishment of debt	—	—
Equity in loss of unconsolidated joint venture properties	1,815	2,068
Add: Net loss attributable to non-controlling interests	32	34
Net Operating Income	$3,687	$3,710

Non-same store Net Operating Income	(560)	(638)
Same store Net Operating Income	$3,127	$3,072

The following tables provides a reconciliation of NOI to net income attributable to common stockholders as computed in accordance with GAAP for the periods presented for BRT's pro rata share of the unconsolidated properties:

Unconsolidated	Three Months Ended March 31,
	2020	2019
BRT equity in loss from joint ventures	(1,815)	$(2,069)
Add: Interest expense	5,570	5,040
Depreciation	6,572	5,781
Other non-multi family	(8)	(68)
Net Operating Income	$10,319	$8,684

Non-same store Net Operating Income	(1,983)	(598)
Same store Net Operating Income	8,336	8,086

BRT Apartments Corp. (NYSE: BRT)
NON-GAAP FINANCIAL MEASURES AND DEFINITIONS
(dollars in thousands)
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Funds from Operations (FFO)
FFO is a non-GAAP financial performance measure defined by the National Association of Real Estate Investment Trusts and is widely recognized by investors and analysts as one measure of operating performance of a REIT. The FFO calculation excludes items such as real estate depreciation and amortization, gains and losses on the sale of real estate assets and impairment on depreciable assets. Historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, it is management’s view, and we believe the view of many industry investors and analysts, that the presentation of operating results for a REIT using the historical accounting for depreciation is insufficient. FFO excludes gains and losses from the sale of real estate, which we believe provides management and investors with a helpful additional measure of the performance of our real estate portfolio, as it allows for comparisons, year to year, that reflect the impact on operations from trends in items such as occupancy rates, rental rates, operating costs, general, administrative and other expenses, and interest expenses.

Adjusted Funds from Operations (AFFO)
AFFO excludes from FFO straight line rent adjustments, loss on extinguishment of debt, amortization of restricted stock and RSU expense, amortization of deferred mortgage costs and gain on insurance recovery. AFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides investors a view of the performance of our portfolio over time, including after the time we cease to acquire properties on a frequent and regular basis. We believe that AFFO enables investors to compare the performance of our portfolio with other REITs that have not recently engaged in acquisitions, as well as a comparison of our performance with that of other non-traded REITs, as AFFO, or an equivalent measure is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes.

Debt Service Coverage Ratio
Debt service coverage ratio is net operating income ("NOI") divided by total debt service and includes both consolidated and unconsolidated assets.

Total Debt Service
Total debt service is the cash required to cover the repayment of interest and principal on a debt for a particular period. Total debt service is used in the calculation of the debt service coverage ratio which is used to determine the borrower’s ability to make debt service payments.

Stabilized Properties
For all periods presented, stabilized properties include all our consolidated properties, other than those in lease-up or development.

Same Store
Same store refers to stabilized properties that we and our consolidated joint ventures owned and operated for the entirety of both periods being compared.

Pro-Rata Share
BRT's pro-rata share reflects its percentage equity interest in the unconsolidated joint ventures that own these properties. Due to the operation of allocation/distribution provision of the joint venture agreements pursuant to which BRT participates in the ownership of these properties, BRT's share of the gain and loss on the sale of a property may be less than implied by BRT's percentage equity interest.

BRT Apartments Corp. (NYSE: BRT)
on Portfolio Table
As of 6/17/2020
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Property	City	State	Year Built	Year Acquired	Property Age	Units	Q1 2020 Avg. Occupancy	Q1 2020 Avg. Rent per Occ. Unit	% Ownership
Consolidated Properties
Silvana Oaks	North Charleston	SC	2010	2012	11	208	92.7%	$1,170	100%
Avondale Station	Decatur	GA	1950	2012	71	212	97.0%	1,154	100%
Newbridge Commons	Columbus	OH	1999	2013	22	264	94.9%	926	100%
Kendall Manor	Houston	TX	1981	2014	40	272	88.9%	837	100%
Avalon	Pensacola	FL	2008	2014	13	276	93.2%	1,100	100%
Parkway Grande	San Marcos	TX	2014	2015	7	192	91.0%	1,078	100%
Woodland Trails	LaGrange	GA	2010	2015	11	236	95.5%	1,004	100%
Kilburn Crossing	Fredericksburg	VA	2005	2016	16	220	93.5%	1,392	100%
Total/Weighted Avg. Consolidated					24	1,880

Properties owned by Unconsolidated Joint Ventures
Brixworth at Bridgestreet	Huntsville	AL	1985	2013	36	208	97.7%	802	80%
Crossings of Bellevue	Nashville	TN	1985	2014	36	300	97.6%	1,194	80%
Retreat at Cinco Ranch	Katy	TX	2008	2016	13	268	93.2%	1,180	75%
Grove at River Place	Macon	GA	1988	2016	33	240	91.8%	674	80%
Civic Center 1	Southaven	MS	2002	2016	19	392	95.6%	936	60%
Verandas at Shavano Park	San Antonio	TX	2014	2016	7	288	91.6%	1,068	65%
Chatham Court and Reflections	Dallas	TX	1986	2016	35	494	92.7%	982	50%
Waters Edge at Harbison	Columbia	SC	1996	2016	25	204	90.4%	936	80%
Pointe at Lenox Park	Atlanta	GA	1989	2016	32	271	93.4%	1,270	74%
Civic Center 2	Southaven	MS	2005	2016	16	384	95.5%	1,023	60%
Verandas at Alamo Ranch	San Antonio	TX	2015	2016	6	288	94.0%	1,041	71.9%
OPOP Towers	St. Louis	MO	2014	2017	7	128	96.7%	1,348	75.5%
OPOP Lofts	St. Louis	MO	2014	2017	7	53	95.5%	1,387	75.5%
Vanguard Heights	Creve Coeur	MO	2016	2017	5	174	97.1%	1,579	78.4%
Mercer Crossing	Dallas	TX	2014/2016	2017	7	509	91.8%	1,337	50%
Jackson Square	Tallahassee	FL	1996	2017	25	242	96.8%	1,085	80%
Magnolia Pointe	Madison	AL	1991	2017	30	204	97.8%	893	80%
Woodland Apartments	Boerne	TX	2007	2017	14	120	95.0%	967	80%
The Avenue	Ocoee	FL	1998	2018	23	522	94.5%	1,094	50%
Parc at 980	Lawrenceville	GA	1997	2018	24	586	92.9%	1,175	50%
Anatole Apartments	Daytona Beach	FL	1986	2018	35	208	92.6%	927	80%
Landings of Carrier Parkway	Grand Prairie	TX	2001	2018	20	281	93.0%	1,064	50%
Crestmont at Thornblade	Greenville	SC	1998	2018	23	266	89.9%	1,055	90%
The Vive at Kellswater	Kannapolis	NC	2011	2019	10	312	94.4%	1,724	65%
Somerset at Trussville	Trussville	AL	2007	2019	14	328	95.9%	1,009	80%
The Village at Lakeside	Auburn	AL	1988	2019	33	200	95.0%	860	80%
Canalside Lofts	Columbia	SC	2008/2013	2017	13	374	88.5%	1,255	36%
Gateway Oaks	Forney	TX	2016	2016	5	313	86.4%	1,148	50%
Abbotts Run	Wilmington	NC	2001	2019	20	264	N/A	N/A	80%
Total/Weighted Avg. Unconsolidated					20	8,421

Lease-Up Projects: (1)
Bell's Bluff	Nashville	TN	2018		2	402	69.1%	1,393	58.1%
Canalside Sola	Columbia	SC	2018		2	339	79.2%	1,370	46.2%
Total/Weighted Avg. (lease-up)					2	741

Total/Weighted Avg. Portfolio					19	11,042
(1) Unconsolidated